Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-63842, 333-66665 and 333-01718) of our reports dated March 12, 2009, with respect to the consolidated financial statements and schedule of APAC Customer Services, Inc., and the effectiveness of internal control over financial reporting of APAC Customer Services, Inc., in this Annual Report (Form 10-K) for the year ended December 28, 2008.
Chicago, Illinois
March 12, 2009